                                                                    Exhibit 99.7

                                 WHX CORPORATION

                       [_________] SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                          NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the "Subscription Rights") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of WHX CORPORATION (the "Company"), pursuant to the rights offering described in the Company's prospectus dated
[______] [__], 2007 (the "Prospectus"), hereby certifies to the Company and
Computershare Inc., as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right (as described in the Prospectus) on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the oversubscription right (as described in the Prospectus), listing separately below each such exercised basic subscription rights and the corresponding oversubscription rights (without identifying any such beneficial owner), (3) with respect to the exercise of the oversubscription right described in (2) above, each such beneficial owner's basic subscription right has been exercised in full, and (4) except as specifically identified below, the exercise by such holder of the Subscription Rights specified below would not result in such holder owning, either directly or indirectly of record or beneficially, more than 1,200,000 shares of Common Stock:

                               NUMBER OF SHARES          NUMBER OF SHARES
        NUMBER OF               SUBSCRIBED FOR            SUBSCRIBED FOR
      SHARES OWNED             PURSUANT TO BASIC         PURSUANT TO OVER-
     ON RECORD DATE           SUBSCRIPTION RIGHT        SUBSCRIPTION RIGHT*

1.
  ------------------------  ------------------------  ------------------------
2.
  ------------------------  ------------------------  ------------------------
3.
  ------------------------  ------------------------  ------------------------
4.
  ------------------------  ------------------------  ------------------------
5.
  ------------------------  ------------------------  ------------------------

*     Please indicate if the exercise by such holder of the Subscription Rights specified herein would result in such holder owning, either directly or indirectly, of record or beneficially, more than 1,200,000 shares of
      Common Stock.

               [CERTIFICATION CONTINUES ON THE FOLLOWING PAGE]

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 Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
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      Authorized Signature

Name:
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           (please type or print)

Provide the following information if applicable:

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Depository Trust Company ("DTC")
Participant Number

[Participant]

By:
    --------------------------------
Name:
      ------------------------------
Title:
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DTC Subscription Confirmation Numbers